Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(706) 781-2265

Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC.

ANNOUNCES SECOND QUARTER EARNINGS

Diluted earnings per share up 11 percent, to 39 cents, from second quarter 2016

Excluding merger-related and other non-operating charges,

diluted operating EPS up 14 percent, to 41 cents

•	Net interest revenue of $85.1 million, up $10.2 million or 14 percent from year ago
•	Net interest margin of 3.47 percent, up two basis points from first quarter and up 12 basis points from year ago
•	Return on assets of 1.06 percent, or 1.10 percent excluding merger-related and other charges
•	Efficiency ratio of 57.9 percent, or 56.2 percent excluding merger-related and other charges
•	Announced two acquisitions during the quarter

BLAIRSVILLE, GA – July 26, 2017 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced strong second quarter results with disciplined expense management, sound credit quality and meaningful margin expansion. Net income was $28.3 million, or 39 cents per diluted share, compared with $25.3 million, or 35 cents per diluted share, for the second quarter of 2016.

On an operating basis, net income rose to $29.4 million for the second quarter of 2017 compared with $26.0 million for the second quarter of 2016. Second quarter 2017 operating net income excludes merger-related and executive retirement charges totaling $1.16 million, net of the associated income tax benefit. Second quarter 2016 operating net income excludes $731,000 in merger-related charges, net of the associated income tax benefit. On a per diluted share basis, operating net income was 41 cents for the second quarter of 2017 compared with 36 cents for the second quarter of 2016.

At June 30, 2017, preliminary regulatory capital ratios were as follows. Tier 1 Risk-Based of 11.9 percent; Total Risk-Based of 12.7 percent; Common Equity Tier 1 Risk-Based of 11.9 percent, and Tier 1 Leverage of 9.0 percent.

“From both financial and strategic perspectives, I am very pleased with our second quarter performance,” said Jimmy Tallent, chairman and chief executive officer. “It marks our twelfth consecutive quarter of double-digit growth in diluted operating earnings per share, which is a key driver of stock price appreciation. We accomplished this by growing loans and deposits in a disciplined manner that slightly widened our net interest margin and maintained our outstanding credit quality.

“Excluding merger-related and other non-operating charges, our second quarter operating efficiency ratio improved to 56.2 percent, surpassing the fourth quarter record which was the best in more than a decade,” Tallent continued. “Including those charges, the efficiency ratio was 57.9 percent. From a financial perspective, our bankers delivered solid performance by every measure.”

Tallent said the second quarter was also remarkable from a strategic perspective. “We announced two strategic partnerships during the quarter that will expand and enhance our footprint in dynamic, high-growth markets,” he said. “On April 20, we announced the Horry County State Bank acquisition which will close in the third quarter and significantly enhance our presence in the Myrtle Beach area along the South Carolina coast. The acquisition of Horry County State Bank is part of our larger, ongoing expansion strategy in the high-growth South Carolina coastal markets.

“On June 27, we announced our planned acquisition of Four Oaks Bank & Trust Company, which should close in the fourth quarter and will extend our footprint farther east in North Carolina to the fast-growing Raleigh MSA. We have long sought to enter this market and are delighted to find an exceptional partner in Four Oaks. I could not be more pleased with these two partnerships and look forward to them becoming part of United.

2

“Second quarter loan production was $667 million,” Tallent added. “Linked-quarter loan growth was $76 million, or four percent annualized. Our community banks originated $461 million in loans, while our recently renamed Commercial Banking Solutions group produced $166 million.”

Commercial Banking Solutions, previously named Specialized Lending, encompasses commercial lending for income property, middle market, SBA, asset-based, senior care, builder finance and recently announced renewable energy.

Second quarter net interest revenue totaled $85.1 million, up $10.2 million from the second quarter of 2016 and up $1.6 million from the first quarter. The increases from both periods reflect growth in loans and deposits and net interest margin expansions of 12 basis points from a year ago and two basis points from the first quarter, mostly driven by rising short-term interest rates. The increase in net interest revenue from a year ago also reflects the acquisition of Tidelands Bank which was completed on July 1, 2016. Tidelands Bank results are included in United’s financial results from the acquisition date.

The second quarter provision for credit losses was $800,000, equal to the first quarter provision. This compares with a provision recovery of $300,000 in the second quarter of 2016. Second quarter net charge-offs totaled $1.6 million, compared with $1.7 million in both the second quarter of 2016 and the first quarter of 2017. Contributing to the low level of net charge-offs were continued strong recoveries of previously charged-off loans. Nonperforming assets were .24 percent of total assets at June 30, 2017, compared with .28 percent at June 30, 2016 and .23 percent at March 31, 2017.

“Our second quarter provision for loan losses reflects continued strong, steady credit quality and a low level of net charge-offs,” Tallent commented. “Our credit quality indicators remain favorable and our outlook is for that to continue. We also expect our provision levels to gradually increase during the year due to loan growth, while our allowance and the related ratio to total loans will decline slightly.”

3

Second quarter fee revenue totaled $23.7 million, up $188,000 from a year ago and up $1.61 million from the first quarter. The increase from the first quarter was mostly in mortgage fees, gains from sales of SBA loans and other fee revenue. The increase from a year ago was mostly in mortgage fees. Mortgage fees were up $363,000 from a year ago, and $387,000 from the first quarter. In the second quarter we closed 888 loans totaling $204 million compared with 697 loans totaling $151 million in the first quarter and 853 loans totaling $182 million in the second quarter of 2016. Gains from sales of SBA loans were down $175,000 from a year ago but were up $667,000 from the first quarter following a seasonal first quarter decline. Other fee revenue was up $718,000 from the first quarter mostly due to higher customer derivative fees and higher earnings from bank-owned life insurance assets.

Operating expenses were $63.2 million for the second quarter, compared with $58.1 million for the second quarter of 2016 and $62.8 million for the first quarter. Included in operating expenses are merger-related and executive retirement charges of $1.83 million in the second quarter, merger-related charges of $1.18 million in the second quarter of 2016, and merger-related and branch closure charges of $2.05 million in the first quarter of 2017. Excluding these charges, second quarter operating expenses were $61.4 million compared with $56.9 million a year ago and $60.8 million for the first quarter. The $627,000 increase from the first quarter, though partially offset by lower professional fees, was mostly due to an increase in salaries and employee benefit costs following annual staff compensation increases that went into effect on April 1.

The overall increase in other expenses resulted from higher travel-related costs, internet banking service provider charges, and higher lending support costs. The decrease in professional fees was due to elevated costs in the first quarter to assist with model development for United’s stress testing project. The increase in operating expenses from a year ago reflects additional expense following the acquisition of Tidelands Bank on July 1, 2016.

4

Income tax expense for the second quarter totaled $16.5 million compared with $15.4 million a year ago and $18.5 million in the first quarter. The first quarter was elevated due to a $3.4 million non-cash charge to release income taxes on hedge instruments that were held in other comprehensive income during the time in which United had a full valuation allowance on our deferred tax asset.

Tallent concluded, “Our bankers continue to do what they do best and that is take care of their customers by delivering the highest level of courteous service. Their passion and commitment drive our performance and are reflected in our second quarter financial results. I look forward to the opportunities that lie ahead and am excited about completing the acquisitions of Horry County State Bank and Four Oaks Bank & Trust Company. These two exceptional banks are outstanding strategic partners in key growth markets and share our passion for banking and our commitment to customer service. I look forward to welcoming them aboard and for the opportunities that these acquisitions create to recruit other talented bankers from within these markets into the United family.”

Conference Call

United will hold a conference call today, Wednesday, July 26, 2017, at 11 a.m. ET to discuss the contents of this earnings release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 47369140. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a bank holding company based in Blairsville, Georgia with $10.8 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the southeast region’s largest full-service banks, operating 134 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in personalized community banking services for individuals, small businesses and corporations. Services include a full range of consumer and commercial banking products including mortgage, advisory, and treasury management. Respected national research firms consistently recognize United Community Bank for outstanding customer service. In 2014, 2015 and 2016, J.D. Power ranked United Community Bank first in customer satisfaction in the Southeast. In 2017, for the fourth consecutive year, Forbes magazine included United on its list of the 100 Best Banks in America. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

5

Non-GAAP Financial Measures

This News Release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “operating net income per diluted share,” “operating net income available to common shareholders,” “operating diluted income per common share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “operating dividend payout ratio,” “operating efficiency ratio,” “average tangible equity to average assets,” “average tangible common equity to average assets” and “tangible common equity to risk-weighted assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

Safe Harbor

This News Release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission, including our 2016 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

6

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						Second	For the Six
	2017		2016			Quarter	Months Ended		YTD
	Second	First	Fourth	Third	Second	2017-2016	June 30,		2017-2016
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2017	2016	Change
INCOME SUMMARY
Interest revenue	$93,166	$90,958	$87,778	$85,439	$81,082		$184,124	$161,803
Interest expense	8,018	7,404	6,853	6,450	6,164		15,422	11,933
Net interest revenue	85,148	83,554	80,925	78,989	74,918	14%	168,702	149,870	13%
Provision for credit losses	800	800	-	(300)	(300)		1,600	(500)
Fee revenue	23,685	22,074	25,233	26,361	23,497	1	45,759	42,103	9
Total revenue	108,033	104,828	106,158	105,650	98,715	9	212,861	192,473	11
Expenses	63,229	62,826	61,321	64,023	58,060	9	126,055	115,945	9
Income before income tax expense	44,804	42,002	44,837	41,627	40,655	10	86,806	76,528	13
Income tax expense	16,537	18,478	17,616	15,753	15,389	7	35,015	28,967	21
Net income	28,267	23,524	27,221	25,874	25,266	12	51,791	47,561	9
Preferred dividends	-	-	-	-	-		-	21
Net income available to common shareholders	$28,267	$23,524	$27,221	$25,874	$25,266	12	$51,791	$47,540	9
Merger-related and other charges	1,830	2,054	1,141	3,152	1,176		3,884	3,829
Income tax benefit of merger-related and other charges	(675)	(758)	(432)	(1,193)	(445)		(1,433)	(1,449)
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	976	-	-		-	-
Release of disproportionate tax effects lodged in OCI	-	3,400	-	-	-		3,400	-
Net income available to common shareholders - operating (1)	$29,422	$28,220	$28,906	$27,833	$25,997	13	$57,642	$49,920	15

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$.39	$.33	$.38	$.36	$.35	11	$.72	$.66	9
Diluted net income - operating (1)	.41	.39	.40	.39	.36	14	.80	.69	16
Cash dividends declared	.09	.09	.08	.08	.07		.18	.14
Book value	15.83	15.40	15.06	15.12	14.80	7	15.83	14.80	7
Tangible book value (3)	13.74	13.30	12.95	13.00	12.84	7	13.74	12.84	7

Key performance ratios:
Return on common equity - GAAP (2)(4)	9.98%	8.54%	9.89%	9.61%	9.54%		9.27%	9.06%
Return on common equity - operating (1)(2)(4)	10.39	10.25	10.51	10.34	9.81		10.32	9.51
Return on tangible common equity - operating (1)(2)(3)(4)	12.19	12.10	12.47	12.45	11.56		12.15	11.24
Return on assets - GAAP (4)	1.06	.89	1.03	1.00	1.04		.98	.98
Return on assets - operating (1)(4)	1.10	1.07	1.10	1.08	1.07		1.09	1.03
Dividend payout ratio - GAAP	23.08	27.27	21.05	22.22	20.00		25.00	21.21
Dividend payout ratio - operating (1)	21.95	23.08	20.00	20.51	19.44		22.50	20.29
Net interest margin (fully taxable equivalent) (4)	3.47	3.45	3.34	3.34	3.35		3.46	3.38
Efficiency ratio - GAAP	57.89	59.29	57.65	60.78	59.02		58.58	60.44
Efficiency ratio - operating (1)	56.21	57.35	56.58	57.79	57.82		56.77	58.45
Average equity to average assets	10.49	10.24	10.35	10.38	10.72		10.36	10.72
Average tangible equity to average assets (3)	9.23	8.96	9.04	8.98	9.43		9.09	9.42
Average tangible common equity to average assets (3)	9.23	8.96	9.04	8.98	9.43		9.09	9.38
Tangible common equity to risk-weighted assets (3)(5)	12.44	12.07	11.84	12.22	12.87		12.44	12.87

ASSET QUALITY
Nonperforming loans	$23,095	$19,812	$21,539	$21,572	$21,348	8	$23,095	$21,348	8
Foreclosed properties	2,739	5,060	7,949	9,187	6,176	(56)	2,739	6,176	(56)
Total nonperforming assets (NPAs)	25,834	24,872	29,488	30,759	27,524	(6)	25,834	27,524	(6)
Allowance for loan losses	59,500	60,543	61,422	62,961	64,253	(7)	59,500	64,253	(7)
Net charge-offs	1,623	1,679	1,539	1,359	1,730	(6)	3,302	3,868	(15)
Allowance for loan losses to loans	.85%	.87%	.89%	.94%	1.02%		.85%	1.02%
Net charge-offs to average loans (4)	.09	.10	.09	.08	.11		.10	.13
NPAs to loans and foreclosed properties	.37	.36	.43	.46	.44		.37	.44
NPAs to total assets	.24	.23	.28	.30	.28		.24	.28

AVERAGE BALANCES ($ in millions)
Loans	$6,980	$6,904	$6,814	$6,675	$6,151	13	$6,942	$6,077	14
Investment securities	2,775	2,822	2,690	2,610	2,747	1	2,798	2,733	2
Earning assets	9,899	9,872	9,665	9,443	9,037	10	9,885	8,956	10
Total assets	10,704	10,677	10,484	10,281	9,809	9	10,691	9,721	10
Deposits	8,659	8,592	8,552	8,307	7,897	10	8,626	7,922	9
Shareholders’ equity	1,123	1,093	1,085	1,067	1,051	7	1,108	1,042	6
Common shares - basic (thousands)	71,810	71,700	71,641	71,556	72,202	(1)	71,798	72,187	(1)
Common shares - diluted (thousands)	71,820	71,708	71,648	71,561	72,207	(1)	71,809	72,191	(1)

AT PERIOD END ($ in millions)
Loans	$7,041	$6,965	$6,921	$6,725	$6,287	12	$7,041	$6,287	12
Investment securities	2,787	2,767	2,762	2,560	2,677	4	2,787	2,677	4
Total assets	10,837	10,732	10,709	10,298	9,928	9	10,837	9,928	9
Deposits	8,736	8,752	8,638	8,442	7,857	11	8,736	7,857	11
Shareholders’ equity	1,133	1,102	1,076	1,079	1,060	7	1,133	1,060	7
Common shares outstanding (thousands)	70,981	70,973	70,899	70,861	71,122	-	70,981	71,122	-

(1) Excludes merger-related and other charges, a first quarter 2017 release of disproportionate tax effects lodged in OCI and a fourth quarter 2016 deferred tax asset impairment charge related to cancelled non-qualified stock options. (2) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) Second quarter 2017 ratio is preliminary.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information

	2017		2016			For the Six Months Ended
	Second	First	Fourth	Third	Second	June 30,
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	2017	2016

Expense reconciliation
Expenses (GAAP)	$63,229	$62,826	$61,321	$64,023	$58,060	$126,055	$115,945
Merger-related and other charges	(1,830)	(2,054)	(1,141)	(3,152)	(1,176)	(3,884)	(3,829)
Expenses - operating	$61,399	$60,772	$60,180	$60,871	$56,884	$122,171	$112,116

Net income reconciliation
Net income (GAAP)	$28,267	$23,524	$27,221	$25,874	$25,266	$51,791	$47,561
Merger-related and other charges	1,830	2,054	1,141	3,152	1,176	3,884	3,829
Income tax benefit of merger-related and other charges	(675)	(758)	(432)	(1,193)	(445)	(1,433)	(1,449)
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	976	-	-	-	-
Release of disproportionate tax effects lodged in OCI	-	3,400	-	-	-	3,400	-
Net income - operating	$29,422	$28,220	$28,906	$27,833	$25,997	$57,642	$49,941

Net income available to common shareholders reconciliation
Net income available to common shareholders (GAAP)	$28,267	$23,524	$27,221	$25,874	$25,266	$51,791	$47,540
Merger-related and other charges	1,830	2,054	1,141	3,152	1,176	3,884	3,829
Income tax benefit of merger-related and other charges	(675)	(758)	(432)	(1,193)	(445)	(1,433)	(1,449)
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	976	-	-	-	-
Release of disproportionate tax effects lodged in OCI	-	3,400	-	-	-	3,400	-
Net income available to common shareholders - operating	$29,422	$28,220	$28,906	$27,833	$25,997	$57,642	$49,920

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$.39	$.33	$.38	$.36	$.35	$.72	$.66
Merger-related and other charges	.02	.01	.01	.03	.01	.03	.03
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	.01	-	-	-	-
Release of disproportionate tax effects lodged in OCI	-	.05	-	-	-	.05	-
Diluted income per common share - operating	$.41	$.39	$.40	$.39	$.36	$.80	$.69

Book value per common share reconciliation
Book value per common share (GAAP)	$15.83	$15.40	$15.06	$15.12	$14.80	$15.83	$14.80
Effect of goodwill and other intangibles	(2.09)	(2.10)	(2.11)	(2.12)	(1.96)	(2.09)	(1.96)
Tangible book value per common share	$13.74	$13.30	$12.95	$13.00	$12.84	$13.74	$12.84

Return on tangible common equity reconciliation
Return on common equity (GAAP)	9.98%	8.54%	9.89%	9.61%	9.54%	9.27%	9.06%
Merger-related and other charges	.41	.47	.26	.73	.27	.44	.45
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	.36	-	-	-	-
Release of disproportionate tax effects lodged in OCI	-	1.24	-	-	-	.61	-
Return on common equity - operating	10.39	10.25	10.51	10.34	9.81	10.32	9.51
Effect of goodwill and other intangibles	1.80	1.85	1.96	2.11	1.75	1.83	1.73
Return on tangible common equity - operating	12.19%	12.10%	12.47%	12.45%	11.56%	12.15%	11.24%

Return on assets reconciliation
Return on assets (GAAP)	1.06%	.89%	1.03%	1.00%	1.04%	.98%	.98%
Merger-related and other charges	.04	.05	.03	.08	.03	.05	.05
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	.04	-	-	-	-
Release of disproportionate tax effects lodged in OCI	-	.13	-	-	-	.06	-
Return on assets - operating	1.10%	1.07%	1.10%	1.08%	1.07%	1.09%	1.03%

Dividend payout ratio reconciliation
Dividend payout ratio (GAAP)	23.08%	27.27%	21.05%	22.22%	20.00%	25.00%	21.21%
Merger-related and other charges	(1.13)	(.98)	(.54)	(1.71)	(.56)	(1.00)	(.92)
Impairment of deferred tax asset on canceled non-qualified stock options	-	-	(.51)	-	-	-	-
Release of disproportionate tax effects lodged in OCI	-	(3.21)	-	-	-	(1.50)	-
Dividend payout ratio - operating	21.95%	23.08%	20.00%	20.51%	19.44%	22.50%	20.29%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	57.89%	59.29%	57.65%	60.78%	59.02%	58.58%	60.44%
Merger-related and other charges	(1.68)	(1.94)	(1.07)	(2.99)	(1.20)	(1.81)	(1.99)
Efficiency ratio - operating	56.21%	57.35%	56.58%	57.79%	57.82%	56.77%	58.45%

Average equity to assets reconciliation
Equity to assets (GAAP)	10.49%	10.24%	10.35%	10.38%	10.72%	10.36%	10.72%
Effect of goodwill and other intangibles	(1.26)	(1.28)	(1.31)	(1.40)	(1.29)	(1.27)	(1.30)
Tangible equity to assets	9.23	8.96	9.04	8.98	9.43	9.09	9.42
Effect of preferred equity	-	-	-	-	-	-	(.04)
Tangible common equity to assets	9.23%	8.96%	9.04%	8.98%	9.43%	9.09%	9.38%

Tangible common equity to risk-weighted assets reconciliation (1)
Tier 1 capital ratio (Regulatory)	11.92%	11.46%	11.23%	11.04%	11.44%	11.92%	11.44%
Effect of other comprehensive income	(.15)	(.24)	(.34)	-	(.06)	(.15)	(.06)
Effect of deferred tax limitation	.94	1.13	1.26	1.50	1.63	.94	1.63
Effect of trust preferred	(.25)	(.25)	(.25)	(.26)	(.08)	(.25)	(.08)
Basel III intangibles transition adjustment	(.02)	(.03)	(.06)	(.06)	(.06)	(.02)	(.06)
Tangible common equity to risk-weighted assets	12.44%	12.07%	11.84%	12.22%	12.87%	12.44%	12.87%

(1) Second quarter 2017 ratios are preliminary.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2017		2016			Linked	Year over
	Second	First	Fourth	Third	Second	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,723	$1,633	$1,650	$1,587	$1,527	$90	$196
Income producing commercial RE	1,342	1,297	1,282	1,277	1,101	45	241
Commercial & industrial	1,088	1,080	1,070	994	925	8	163
Commercial construction	587	667	634	567	565	(80)	22
Total commercial	4,740	4,677	4,636	4,425	4,118	63	622
Residential mortgage	881	860	857	814	784	21	97
Home equity lines of credit	665	659	655	693	616	6	49
Residential construction	193	197	190	200	170	(4)	23
Consumer installment	562	572	583	593	599	(10)	(37)
Total loans	$7,041	$6,965	$6,921	$6,725	$6,287	76	754

LOANS BY MARKET
North Georgia	$1,065	$1,076	$1,097	$1,110	$1,097	(11)	(32)
Atlanta MSA	1,445	1,408	1,399	1,332	1,314	37	131
North Carolina	541	541	545	548	543	-	(2)
Coastal Georgia	623	591	581	565	541	32	82
Gainesville MSA	246	252	248	236	240	(6)	6
East Tennessee	486	483	504	506	509	3	(23)
South Carolina	1,260	1,243	1,233	1,199	862	17	398
Commercial Banking Solutions	926	911	855	763	706	15	220
Indirect auto	449	460	459	466	475	(11)	(26)
Total loans	$7,041	$6,965	$6,921	$6,725	$6,287	76	754

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	Second Quarter 2017			First Quarter 2017			Fourth Quarter 2016
	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$5,248	$580	$5,828	$6,135	$1,238	$7,373	$7,373	$3,145	$10,518
Income producing CRE	2,587	-	2,587	1,540	21	1,561	1,324	36	1,360
Commercial & industrial	1,010	-	1,010	929	-	929	966	-	966
Commercial construction	2,530	611	3,141	1,069	2,825	3,894	1,538	2,977	4,515
Total commercial	11,375	1,191	12,566	9,673	4,084	13,757	11,201	6,158	17,359
Residential mortgage	7,886	457	8,343	6,455	660	7,115	6,368	1,260	7,628
Home equity lines of credit	2,152	201	2,353	1,848	261	2,109	1,831	531	2,362
Residential construction	287	890	1,177	417	55	472	776	-	776
Consumer installment	1,395	-	1,395	1,419	-	1,419	1,363	-	1,363
Total NPAs	$23,095	$2,739	$25,834	$19,812	$5,060	$24,872	$21,539	$7,949	$29,488

NONPERFORMING ASSETS BY MARKET
North Georgia	$5,449	$225	$5,674	$5,344	$570	$5,914	$5,278	$856	$6,134
Atlanta MSA	906	423	1,329	715	645	1,360	1,259	716	1,975
North Carolina	4,700	472	5,172	4,897	355	5,252	4,750	632	5,382
Coastal Georgia	2,542	-	2,542	942	-	942	1,778	-	1,778
Gainesville MSA	622	-	622	728	-	728	279	-	279
East Tennessee	2,216	103	2,319	2,112	633	2,745	2,354	675	3,029
South Carolina	3,472	1,516	4,988	1,725	2,857	4,582	2,494	5,070	7,564
Commercial Banking Solutions	1,914	-	1,914	2,032	-	2,032	2,072	-	2,072
Indirect auto	1,274	-	1,274	1,317	-	1,317	1,275	-	1,275
Total NPAs	$23,095	$2,739	$25,834	$19,812	$5,060	$24,872	$21,539	$7,949	$29,488

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$19,812	$5,060	$24,872	$21,539	$7,949	$29,488	$21,572	$9,187	$30,759
Acquisitions	-	-	-	-	-	-	-	-	-
Loans placed on non-accrual	8,110	-	8,110	3,172	-	3,172	6,346	-	6,346
Payments received	(2,955)	-	(2,955)	(3,046)	-	(3,046)	(3,832)	-	(3,832)
Loan charge-offs	(1,564)	-	(1,564)	(1,292)	-	(1,292)	(1,293)	-	(1,293)
Foreclosures	(308)	481	173	(561)	561	-	(1,254)	1,530	276
Capitalized costs	-	-	-	-	-	-	-	26	26
Property sales	-	(2,704)	(2,704)	-	(3,077)	(3,077)	-	(2,737)	(2,737)
Write downs	-	(294)	(294)	-	(480)	(480)	-	(254)	(254)
Net gains (losses) on sales	-	196	196	-	107	107	-	197	197
Ending Balance	$23,095	$2,739	$25,834	$19,812	$5,060	$24,872	$21,539	$7,949	$29,488

	Second Quarter 2017		First Quarter 2017		Fourth Quarter 2016
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$37	.01%	$(212)	(.05)%	$1	-%
Income producing CRE	184	.06	870	.28	527	.16
Commercial & industrial	354	.13	(152)	(.06)	(201)	(.08)
Commercial construction	341	.22	(370)	(.23)	241	.16
Total commercial	916	.08	136	.01	568	.05
Residential mortgage	26	.01	530	.25	322	.15
Home equity lines of credit	253	.15	422	.26	151	.09
Residential construction	(53)	(.11)	(9)	(.02)	(16)	(.03)
Consumer installment	481	.34	600	.42	514	.35
Total	$1,623	.09	$1,679	.10	$1,539	.09

NET CHARGE-OFFS BY MARKET
North Georgia	$681	.26%	$15	.01%	$575	.21%
Atlanta MSA	(10)	-	(46)	(.01)	12	-
North Carolina	131	.10	601	.45	714	.52
Coastal Georgia	120	.08	(223)	(.15)	118	.08
Gainesville MSA	(54)	(.09)	358	.58	(32)	(.05)
East Tennessee	27	.02	55	.05	(139)	(.11)
South Carolina	526	.17	425	.14	(2)	-
Commercial Banking Solutions	(17)	(.01)	195	.09	(21)	(.01)
Indirect auto	219	.19	299	.27	314	.27
Total	$1,623	.09	$1,679	.10	$1,539	.09

(1) Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2017	2016	2017	2016

Interest revenue:
Loans, including fees	$74,825	$63,472	$147,552	$127,448
Investment securities, including tax exempt of $357, $149, $636, and $315	17,778	16,833	35,490	32,621
Deposits in banks and short-term investments	563	777	1,082	1,734
Total interest revenue	93,166	81,082	184,124	161,803

Interest expense:
Deposits:
NOW	635	444	1,232	929
Money market	1,559	1,206	2,985	2,314
Savings	28	30	55	59
Time	1,379	743	2,387	1,385
Total deposit interest expense	3,601	2,423	6,659	4,687
Short-term borrowings	101	93	141	180
Federal Home Loan Bank advances	1,464	983	2,894	1,716
Long-term debt	2,852	2,665	5,728	5,350
Total interest expense	8,018	6,164	15,422	11,933
Net interest revenue	85,148	74,918	168,702	149,870
(Release of) provision for credit losses	800	(300)	1,600	(500)
Net interest revenue after provision for credit losses	84,348	75,218	167,102	150,370

Fee revenue:
Service charges and fees	10,701	10,515	21,305	20,641
Mortgage loan and other related fees	4,811	4,448	9,235	7,737
Brokerage fees	1,146	1,117	2,556	2,170
Gains from sales of government guaranteed loans	2,626	2,801	4,585	4,038
Securities gains, net	4	282	2	661
Other	4,397	4,334	8,076	6,856
Total fee revenue	23,685	23,497	45,759	42,103
Total revenue	108,033	98,715	212,861	192,473

Operating expenses:
Salaries and employee benefits	37,338	33,572	74,029	66,634
Communications and equipment	4,978	4,393	9,896	8,683
Occupancy	4,908	4,538	9,857	9,261
Advertising and public relations	1,260	1,323	2,321	2,187
Postage, printing and supplies	1,346	1,298	2,716	2,578
Professional fees	2,371	3,189	5,415	5,889
FDIC assessments and other regulatory charges	1,348	1,517	2,631	3,041
Amortization of intangibles	900	987	1,873	1,997
Merger-related and other charges	1,830	1,176	3,884	3,829
Other	6,950	6,067	13,433	11,846
Total operating expenses	63,229	58,060	126,055	115,945
Net income before income taxes	44,804	40,655	86,806	76,528
Income tax expense	16,537	15,389	35,015	28,967
Net income	28,267	25,266	51,791	47,561
Preferred stock dividends and discount accretion	-	-	-	21
Net income available to common shareholders	$28,267	$25,266	$51,791	$47,540

Earnings per common share:
Basic	$.39	$.35	$.72	$.66
Diluted	.39	.35	.72	.66
Weighted average common shares outstanding:
Basic	71,810	72,202	71,798	72,187
Diluted	71,820	72,207	71,809	72,191

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet (Unaudited)

	June 30,	December 31,
(in thousands, except share and per share data)	2017	2016

ASSETS
Cash and due from banks	$103,616	$99,489
Interest-bearing deposits in banks	129,570	117,859
Cash and cash equivalents	233,186	217,348
Securities available for sale	2,474,592	2,432,438
Securities held to maturity (fair value $316,583 and $333,170)	312,002	329,843
Mortgage loans held for sale (includes $24,109 and $27,891 at fair value)	25,711	29,878
Loans, net of unearned income	7,040,932	6,920,636
Less allowance for loan losses	(59,500)	(61,422)
Loans, net	6,981,432	6,859,214
Premises and equipment, net	189,614	189,938
Bank owned life insurance	155,026	143,543
Accrued interest receivable	26,938	28,018
Net deferred tax asset	119,594	154,336
Derivative financial instruments	21,640	23,688
Goodwill and other intangible assets	154,350	156,222
Other assets	143,325	144,189
Total assets	$10,837,410	$10,708,655
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$2,818,668	$2,637,004
NOW	1,874,850	1,989,763
Money market	1,808,736	1,846,440
Savings	581,706	549,713
Time	1,273,112	1,287,142
Brokered	378,663	327,496
Total deposits	8,735,735	8,637,558
Short-term borrowings	-	5,000
Federal Home Loan Bank advances	669,065	709,209
Long-term debt	175,363	175,078
Derivative financial instruments	24,260	27,648
Accrued expenses and other liabilities	100,346	78,427
Total liabilities	9,704,769	9,632,920
Shareholders' equity:
Common stock, $1 par value; 150,000,000 shares authorized; 70,980,916 and 70,899,114 shares issued and outstanding	70,981	70,899
Common stock issuable; 550,449 and 519,874 shares	8,062	7,327
Capital surplus	1,277,822	1,275,849
Accumulated deficit	(212,607)	(251,857)
Accumulated other comprehensive loss	(11,617)	(26,483)
Total shareholders' equity	1,132,641	1,075,735
Total liabilities and shareholders' equity	$10,837,410	$10,708,655

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended June 30,

	2017			2016
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$6,979,980	$74,811	4.30%	$6,150,654	$63,485	4.15%
Taxable securities (3)	2,719,390	17,421	2.56	2,720,061	16,684	2.45
Tax-exempt securities (FTE) (1)(3)	55,992	584	4.17	27,434	244	3.56
Federal funds sold and other interest-earning assets	143,143	743	2.08	138,622	912	2.63

Total interest-earning assets (FTE)	9,898,505	93,559	3.79	9,036,771	81,325	3.62
Non-interest-earning assets:
Allowance for loan losses	(61,163)			(66,104)
Cash and due from banks	104,812			94,920
Premises and equipment	192,906			182,609
Other assets (3)	569,435			560,357
Total assets	$10,704,495			$9,808,553

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,901,890	635	.13	$1,755,726	444	.10
Money market	2,064,143	1,559	.30	1,866,913	1,206	.26
Savings	575,960	28	.02	497,973	30	.02
Time	1,274,009	1,136	.36	1,205,066	675	.23
Brokered time deposits	111,983	243	.87	187,481	68	.15
Total interest-bearing deposits	5,927,985	3,601	.24	5,513,159	2,423	.18

Federal funds purchased and other borrowings	37,317	101	1.09	11,000	93	3.40
Federal Home Loan Bank advances	594,815	1,464	.99	589,246	983	.67
Long-term debt	175,281	2,852	6.53	164,020	2,665	6.53
Total borrowed funds	807,413	4,417	2.19	764,266	3,741	1.97

Total interest-bearing liabilities	6,735,398	8,018	.48	6,277,425	6,164	.39
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,731,217			2,383,894
Other liabilities	114,873			96,067
Total liabilities	9,581,488			8,757,386
Shareholders' equity	1,123,007			1,051,167
Total liabilities and shareholders' equity	$10,704,495			$9,808,553

Net interest revenue (FTE)		$85,541			$75,161
Net interest-rate spread (FTE)			3.31%			3.23%

Net interest margin (FTE) (4)			3.47%			3.35%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $6.58 million in 2017 and $12.3 million in 2016 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Six Months Ended June 30,

	2017			2016
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$6,942,130	$147,552	4.29%	$6,077,111	$127,529	4.22%
Taxable securities (3)	2,749,339	34,854	2.54	2,704,309	32,306	2.39
Tax-exempt securities (FTE) (1)(3)	49,125	1,041	4.24	28,590	516	3.61
Federal funds sold and other interest-earning assets	144,577	1,407	1.95	146,192	1,965	2.69

Total interest-earning assets (FTE)	9,885,171	184,854	3.76	8,956,202	162,316	3.64
Non-interest-earning assets:
Allowance for loan losses	(61,414)			(67,289)
Cash and due from banks	102,048			90,278
Premises and equipment	191,509			181,350
Other assets (3)	573,281			560,813
Total assets	$10,690,595			$9,721,354

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,930,624	1,232	.13	$1,821,100	929	.10
Money market	2,064,792	2,985	.29	1,853,749	2,314	.25
Savings	568,339	55	.02	489,106	59	.02
Time	1,269,005	1,951	.31	1,232,378	1,492	.24
Brokered time deposits	105,199	436	.84	210,347	(107)	(.10)
Total interest-bearing deposits	5,937,959	6,659	.23	5,606,680	4,687	.17

Federal funds purchased and other borrowings	28,225	141	1.01	22,953	180	1.58
Federal Home Loan Bank advances	637,728	2,894	.92	467,708	1,716	.74
Long-term debt	175,212	5,728	6.59	164,720	5,350	6.53
Total borrowed funds	841,165	8,763	2.10	655,381	7,246	2.22

Total interest-bearing liabilities	6,779,124	15,422	.46	6,262,061	11,933	.38
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,687,665			2,315,468
Other liabilities	115,808			101,694
Total liabilities	9,582,597			8,679,223
Shareholders' equity	1,107,998			1,042,131
Total liabilities and shareholders' equity	$10,690,595			$9,721,354

Net interest revenue (FTE)		$169,432			$150,383
Net interest-rate spread (FTE)			3.30%			3.26%

Net interest margin (FTE) (4)			3.46%			3.38%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $638 thousand in 2017 and $7.28 million in 2016 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.